LA CIENEGA ASSOCIATES, as assignor (Borrower) to COLUMN FINANCIAL, INC., as assignee (Lender) _________________________ ASSIGNMENT OF LEASES AND RENTS _________________________

Dated: As of January 15, 2004

Location:        Beverly Center
                         Beverly Hills, California

County:            Los Angeles

PREPARED BY AND UPON
RECORDATION RETURN TO:

Cadwalader, Wickersham & Taft LLP
100 Maiden Lane
New York, New York 10038
Attention: Fredric L. Altschuler, Esq.

ASSIGNMENT OF LEASES AND RENTS

        THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) made as of January 15, 2004, by LA CIENEGA ASSOCIATES, a California general partnership, as assignor, having its principal place of business at c/o The Taubman Company, 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 (“Borrower”) to COLUMN FINANCIAL, INC., a Delaware corporation, as assignee, having an address at 11 Madison Avenue, New York, New York 10010 (Lender”).

W I T N E S S E T H:

        WHEREAS, this Assignment is given in connection with a loan in the principal sum of Three Hundred Forty-Seven Million Five Hundred Thousand and No/100 Dollars ($347,500,000.00) (the “Loan”) made by Lender to Borrower pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain (a) Promissory Note A-1, dated as of the date hereof, in the original principal amount of $50,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-1”), (b) Promissory Note A-2, dated as of the date hereof, in the original principal amount of $50,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-2”), (c) Promissory Note A-3, dated as of the date hereof, in the original principal amount of $50,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-3”), (d) Promissory Note A-4, dated as of the date hereof, in the original principal amount of $50,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-4”), (e) Promissory Note A-5, dated as of the date hereof, in the original principal amount of $36,500,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-5”), (f) Promissory Note A-6, dated as of the date hereof, in the original principal amount of $20,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-6”), (g) Promissory Note A-7, dated as of the date hereof, in the original principal amount of $10,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-7”), (h) Promissory Note A-8, dated as of the date hereof, in the original principal amount of $10,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-8”), (i) Promissory Note A-9, dated as of the date hereof, in the original principal amount of $5,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-9”), (j) Promissory Note A-10, dated as of the date hereof, in the original principal amount of $5,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-10”), (k) Promissory Note A-11, dated as of the date hereof, in the original principal amount of $5,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-11”), (l) Promissory Note A-12, dated as of the date hereof, in the original principal amount of $1,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-12”), (m) Promissory Note A-13, dated as of the date hereof, in the original principal amount of $1,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-13”), (n) Promissory Note A-14, dated as of the date hereof, in the original principal amount of $1,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-14”), (o) Promissory Note A-15, dated as of the date hereof, in the original principal amount of $1,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-15”), (p) Promissory Note A-16, dated as of the date hereof, in the original principal amount of $1,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note A-16”), (q) that certain Promissory Note B-1, dated as of the date hereof, in the original principal amount of $25,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note B-1”), (r) that certain Promissory Note B-2, dated as of the date hereof, in the original principal amount of $5,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note B-2”) and (s) that certain Promissory Note C, dated as of the date hereof, in the original principal amount of $21,000,000 (together with all renewals, modifications, substitutions and amendments thereof, “Note C”; Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11, Note A-12, Note A-13, Note A-14, Note A-15, Note A-16, Note B-1, Note B-2 and Note C, collectively, are hereinafter referred to as, the “Note”); and

        WHEREAS, Borrower desires to secure the payment of the Debt (as defined in the Loan Agreement) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents.

        NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Assignment:

ARTICLE 1 — ASSIGNMENT

        SECTION 1.1 PROPERTY ASSIGNED. In order to secure the payment of the Debt and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents, Borrower hereby absolutely and unconditionally assigns, transfers, conveys and grants to Lender the following property, rights, interests and estates, now owned, or hereafter acquired by Borrower:

        (a) LEASES. All existing and future leases and sub-leases (written or oral) now or hereafter affecting the use, enjoyment, or occupancy of all or any part of or any interest or estate in that certain lot or piece of land, more particularly described in Exhibit A annexed hereto and made a part hereof, or all or any part of the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (collectively, the “Property”) and the right, title and interest of Borrower, its successors and assigns, therein and thereunder.

        (b)    OTHER LEASES AND AGREEMENTS. All other agreements, licenses, concessionaires and rental contracts (whether or not in writing) affecting the use, enjoyment or occupancy of the Property or any portion thereof now or hereafter made, whether made before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. § 101 etseq., as the same may be amended from time to time (the “Bankruptcy Code”) together with any extension, renewal or replacement of the same, this Assignment of other present and future leases and present and future agreements being effective without further or supplemental assignment. The leases and sub-leases described in Subsection 1.1(a) and the other agreements, licenses, concessionaires and rental contracts described in this Subsection 1.1(b) are collectively referred to as the “Leases”.

        (c)    RENTS. All rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income insurance (collectively, the “Rents”).

        (d)    BANKRUPTCY CLAIMS. All of Borrower’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code.

        (e) LEASE GUARANTIES. All of Borrower’s right, title and interest in and claims under any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty”, collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases or leasing commissions (individually, a “Lease Guarantor”, collectively, the “Lease Guarantors”) to Borrower.

        (f)    PROCEEDS. All proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims.

        (g) OTHER. All rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under the Lease Guaranties, including without limitation the immediate and continuing right to make claim for, receive, collect and receipt for all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and upon the occurrence of an Event of Default to apply the same to the payment of the Debt or the Other Obligations), and to do all other things which Borrower is or may become entitled to do under the Leases or the Lease Guaranties.

        (h) ENTRY. The right, at Lender’s option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents.

        (i)    POWER OF ATTORNEY. Borrower’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 3.1 of this Assignment and, upon the occurrence of an Event of Default and prior to the acceptance of a cure thereof by Lender, any or all other actions designated by Lender for the proper management and preservation of the Property.

        (j) OTHER RIGHTS AND AGREEMENTS. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (i) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

ARTICLE 2 — TERMS OF ASSIGNMENT

        SECTION 2.1 PRESENT ASSIGNMENT AND LICENSE BACK. It is intended by Borrower that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 2.1 and the Cash Management Agreement, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents and other sums due under the Lease Guaranties and the Bankruptcy Claims. Borrower shall hold the Rents and all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Debt, for the benefit of Lender for use in the payment of such sums.

        SECTION 2.2 NOTICE TO LESSEES. Borrower hereby authorizes and directs the lessees named in the Leases or any other future lessees or occupants of the Property and all Lease Guarantors to pay over to Lender or to such other party as Lender directs all Rents and all sums due under any Lease Guaranties upon receipt from Lender of written notice to the effect that Lender is then the holder of this Assignment and that an Event of Default (as defined in the Loan Agreement) exists, and to continue so to do until otherwise notified by Lender.

        SECTION 2.3 INCORPORATION BY REFERENCE. All representations, warranties, covenants, conditions and agreements contained in the Loan Agreement and the other Loan Documents as same may be modified, renewed, substituted or extended are hereby made a part of this Assignment to the same extent and with the same force as if fully set forth herein.

ARTICLE 3 — REMEDIES

        SECTION 3.1 REMEDIES OF LENDER. Upon or at any time after the occurrence of an Event of Default and prior to the acceptance of a cure thereof by Lender, the license granted to Borrower in Section 2.1 of this Assignment shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents and sums due under any Lease Guaranties, whether or not Lender enters upon or takes control of the Property. Upon the acceptance of a cure by Lender of any such Event of Default, the licensed granted to Borrower in Section 2.1 of this Agreement shall be reinstated. In addition, Lender may, at its option, without waiving such Event of Default, without regard to the adequacy of the security for the Debt, either in person or by agent, nominee or attorney, with or without bringing any action or proceeding, or by a receiver appointed by a court, dispossess Borrower and its agents and servants from the Property, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto and have, hold, manage, lease and operate the Property on such terms and for such period of time as Lender may deem proper and either with or without taking possession of the Property in its own name, demand, sue for or otherwise collect and receive all Rents and sums due under all Lease Guaranties, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as Lender may deem proper and may apply the Rents and sums received pursuant to any Lease Guaranties to the payment of the following in such order and proportion as Lender in its sole discretion may determine, any law, custom or use to the contrary notwithstanding: (a) all expenses of managing and securing the Property, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees or agents as Lender may deem necessary or desirable and all expenses of operating and maintaining the Property, including, without being limited thereto, all taxes, charges, claims, assessments, water charges, sewer rents and any other liens, and premiums for all insurance which Lender may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property; and (b) the Debt, together with all costs and reasonable attorneys’ fees. In addition, upon the occurrence of an Event of Default, Lender, at its option, may (i) complete any construction on the Property in such manner and form as Lender deems advisable, (ii) exercise all rights and powers of Borrower, including, without limitation, the right to negotiate, execute, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties, (iii) either require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in possession of Borrower or (iv) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

        SECTION 3.2 OTHER REMEDIES. Nothing contained in this Assignment and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under the Loan Agreement, the Note, or the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof. The right of Lender to collect the Debt and to enforce any other security therefor held by it may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder. Borrower hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligations of Borrower under this Assignment, the Loan Agreement, the Note, the other Loan Documents or otherwise with respect to the Loan in any action or proceeding brought by Lender to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Assignment, the Loan Agreement, the Note, or any of the other Loan Documents (provided, however, that the foregoing shall not be deemed a waiver of Borrower’s right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Lender in any separate action or proceeding).

        SECTION 3.3 OTHER SECURITY. Lender may take or release other security for the payment of the Debt, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Debt without prejudice to any of its rights under this Assignment.

        SECTION 3.4 NON-WAIVER. The exercise by Lender of the option granted it in Section 3.1 of this Assignment and the collection of the Rents and sums due under the Lease Guaranties and the application thereof as herein provided shall not be considered a waiver of any default by Borrower under the Note, the Loan Agreement, the Leases, this Assignment or the other Loan Documents. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (a) the failure of Lender to comply with any request of Borrower or any other party to take any action to enforce any of the provisions hereof or of the Loan Agreement, the Note or the other Loan Documents, (b) the release regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Loan Agreement, the Note, or the other Loan Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take any action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to enforce its rights under this Assignment. The rights of Lender under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

        SECTION 3.5 BANKRUPTCY. (a) Upon or at any time after the occurrence of an Event of Default and prior to the acceptance of a cure thereof by Lender, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

        (b)     If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

ARTICLE 4 — NO LIABILITY, FURTHER ASSURANCES

        SECTION 4.1 NO LIABILITY OF LENDER. This Assignment shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Lender. Lender shall not be liable for any loss sustained by Borrower resulting from Lender’s failure to let the Property after an Event of Default or from any other act or omission of Lender in managing the Property after an Event of Default unless such loss is caused by the willful misconduct and bad faith of Lender. Lender shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and Borrower shall, and hereby agrees to, indemnify Lender for, and to hold Lender harmless from, any and all liability, loss or damage which may or might be incurred under the Leases, any Lease Guaranties or under or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Lender by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any Lease Guaranties except for Lender’s gross negligence or willful misconduct. Should Lender incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be secured by this Assignment and by the Mortgage encumbering the Property and the other Loan Documents and Borrower shall reimburse Lender therefor immediately upon demand and upon the failure of Borrower so to do Lender may, at its option, declare all sums secured by this Assignment and by the Mortgage encumbering the Property and the other Loan Documents immediately due and payable. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property including, without limitation, the presence of any Hazardous Substances (as defined in the Mortgage), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

        SECTION 4.2 NO MORTGAGEE IN POSSESSION. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Lender. In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Borrower.

        SECTION 4.3 FURTHER ASSURANCES. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver and, if Borrower fails to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

ARTICLE 5 — MISCELLANEOUS PROVISIONS

        SECTION 5.1 CONFLICT OF TERMS. In case of any conflict between the terms of this Assignment and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

        SECTION 5.2 NO ORAL CHANGE. This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

        SECTION 5.3 GENERAL DEFINITIONS. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note, the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement, the word “Property” shall include any portion of the Property and any estate or interest of Borrower therein, the phrases “attorneys’ fees”, “legal fees”and “counsel fees” shall include any and all attorney’s, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

        SECTION 5.4 INAPPLICABLE PROVISIONS. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

        SECTION 5.5 GOVERNING LAW. (A)  THIS ASSIGNMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AS TO MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS ASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO REAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE REAL PROPERTY IS LOCATED (CALIFORNIA), IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS ASSIGNMENT AND THE NOTE, AND THIS ASSIGNMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        (B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS ASSIGNMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT

CORPORATION SERVICE COMPANY 80 STATE STREET ALBANY, NEW YORK 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS) AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

        SECTION 5.6 TERMINATION OF ASSIGNMENT. Upon payment in full of the Debt, this Assignment shall become and be void and of no effect and all of the Leases, Rents, Bankruptcy Claims, Lease Guaranties, and other rights and agreements assigned to Lender hereunder shall automatically be deemed to be reassigned back to Borrower.

        SECTION 5.7 NOTICES. All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

        SECTION 5.8 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THIS ASSIGNMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

        SECTION 5.9 EXCULPATION. The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Assignment to the same extent and with the same force as if fully set forth herein.

        SECTION 5.10 SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

        SECTION 5.11 HEADINGS, ETC. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

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        IN WITNESS WHEREOF, Borrower has executed this instrument the day and year first above written.

BORROWER:

LA CIENEGA ASSOCIATES, a California general partnership

By: The Taubman Realty Group Limited Partnership, a general partner

     By:  /s/ Steven Eder
        ______________________________________
           Name: Steven Eder
Title: Authorized Signatory